Exhibit 10.11

CAPSTAR BANK

Nashville, Tennessee

Non-Voting Common Stock Warrant

Number:	Issuance Date: , 2008

1. General Provisions. CapStar Bank, a Tennessee chartered commercial bank (the “Bank”), for value received, and other good and valuable consideration, receipt of which is hereby acknowledged, hereby certifies that                     , the address of which is                     , (the “Holder”), is entitled to purchase shares of the fully-paid and nonassessable non-voting Common Stock, $1.00 par value per share, of the Bank (such number and character of such shares being subject to adjustment as provided in paragraph 4 below) at the Exercise Price set forth herein by surrendering this Non-Voting Common Stock Warrant (“Warrant”) and by paying in full the Exercise Price for the number of shares of non-voting Common Stock as to which this Warrant is exercised prior to 5:00 p.m. central time, on the Expiration Date, as defined below, subject to the terms, conditions, and adjustments set forth herein. No fractional shares shall be issued hereunder.

2. Expiration Date. This Warrant shall expire and all rights hereunder shall cease on the tenth (10th) anniversary of the issuance date hereof, which shall be the date the Bank receives all regulatory approvals to operate.

3. Number of Shares Covered by Warrant; Exercise Price. The number of shares of the Bank’s non-voting Common Stock for which this Warrant may be exercised shall be                      (                    ), subject to adjustment as provided below, which may be purchased as a whole or in part at any time. The “Exercise Price” per share for the shares purchased upon exercise of this Warrant shall be Ten and 25/100 Dollars ($10.25) per share, subject to adjustment as provided in paragraph 4 below. The right of exercise shall be cumulative, so that if this Warrant is not exercised for the maximum number of shares of non-voting Common Stock permissible on any exercise date, it shall be exercisable, in whole or in part, with respect to shares of non-voting Common Stock not so purchased at any time prior to 5:00 p.m. central time on the Expiration Date. This Warrant may not be exercised after 5:00 p.m. central time on the Expiration Date.

4. Adjustments in Number of Shares and Exercise Price. If at any time during the period when this Warrant may be exercised, the Bank shall declare or pay a dividend or dividends payable in shares of its non-voting Common Stock (or any security convertible into or granting rights to purchase shares of such non-voting Common Stock) or split the then outstanding shares of its non-voting Common Stock into a greater number of shares, the number of shares of non-voting Common Stock which may be purchased upon the exercise of this Warrant in effect at the time of taking of a record for such dividend or at the time of such stock split shall be proportionately increased and the Exercise Price proportionately decreased as of such time; and conversely, if at any time the Bank shall reduce the number of outstanding shares of its non-voting Common Stock by combining such shares into a smaller number of shares, the number of shares which may be purchased upon the exercise of this Warrant at the time of such action shall be proportionately decreased and the Exercise Price proportionately increased as of such time.

In the event shares of the Bank are exchanged for shares of stock of a bank holding company organized to own the shares of Bank stock prior to the Expiration Date, this Warrant shall be convertible into a warrant for and grant the Holder the right to purchase the number of shares set forth in paragraph 3 above of non-voting common stock in such bank holding company, subject to any adjustment as may be necessary and appropriate for the Holder to be entitled to receive the same number of shares to which he would have been entitled in the absence of such a share exchange, exercisable prior to the Expiration Date.

5. Exercise of Non-Voting Common Stock Warrant.

5.1 Vesting. This Warrant is exercisable immediately in full or in part upon issuance.

5.2 Manner of Exercise. Subject to the terms hereof, this Warrant may be exercised by the Holder by transmitting written notice of exercise and the required payment by mail or hand-delivery to the President or the Secretary of the Bank, specifying the number of shares of non-voting Common Stock to be purchased and the Exercise Price to be tendered in payment for the shares in accordance with paragraph 5.3 below. Such exercise shall be deemed effective upon the Holder placing in the mail or hand-delivering such written notice together with the required payment. In case of the exercise hereof in part only, the Bank will deliver to the Holder a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of shares as to which this Warrant has not been exercised.

5.3 Payment of Exercise Price.

(a) Payment of the Exercise Price for the number of shares of non-voting Common Stock as to which this Warrant is exercised shall be in cash or certified or cashier’s check payable to the order of the Bank in an amount equal to the purchase price of such shares.

(b) In lieu of making the payment required to exercise this Non-Voting Common Stock Warrant pursuant to paragraph 5.3(a), the Holder may elect to receive Non-Voting Common Shares equal to the value of this Non-Voting Common Stock Warrant (or, in the case of a partial exercise, any portion thereof being exercised), in which event the Bank will issue to the Holder the number of shares of Non-Voting Common Stock equal to the result obtained by (i) subtracting B from A, (ii) multiplying the difference by C, and (iii) dividing the product by A as set forth in the following equation:

X =	(A - B) × C where:
A

X = the number of shares of Non-Voting Common Stock issuable upon exercise pursuant to paragraph 5;

A = the Current Market Price Per Non-Voting Common Share (as defined below) on the day immediately preceding the date on which the Holder delivers written notice of exercise to the Bank pursuant to paragraph 5.2;

B = the Exercise Price; and

C = the number of shares of Non-Voting Common Stock as to which this Non-Voting Common Stock Warrant is being exercised pursuant to paragraph 5.3.

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph 5.3.

(c) For the purpose of any computation under paragraph 5.3, on any determination date, the “Current Market Price Per Non-Voting Common Share” shall be equal to (i) prior to the initial public offering of shares of the Bank’s voting common stock, the value per share of the Bank’s outstanding common stock (with the Bank’s voting and non-voting common stock being treated the same for these purposes) as reasonably determined by the Bank’s board of directors (after consultation with the Holder) using the Bank’s tangible book value per share of common stock and the historical price/tangible book value of the SNL Small Cap Bank Index, in each case as of the most recent calendar month end immediately prior to such date, and (ii) from and after the initial public offering of shares of the Bank’s voting common stock, the average closing price per share of the Bank’s voting common stock for the consecutive trading days immediately prior to such date.

6. Delivery of Stock Certificates; Compliance with Securities Laws, etc.

6.1 General. As soon as practicable after an exercise hereunder, in whole or in part, and in no event later than ten (10) business days after an effective exercise and payment in full of the Exercise Price for the number of shares of non-voting Common Stock to be purchased, the Bank at its expense shall cause to be issued in the name of and delivered to the Holder:

(a) a stock certificate, validly issued, for the number of duly authorized, fully paid and nonassessable shares of non-voting Common Stock to which the Holder is entitled upon such exercise; and

(b) in the case of a partial exercise, a new Warrant of like tenor, specifying the number of shares as to which the Warrant shall be exercisable, which shall be equal in number to the number of shares called for on the face of this Warrant less the number of shares as to which this Warrant has been exercised.

7. Reservation of Shares. The Bank shall at all times reserve and keep available a number of its authorized but unissued shares of its non-voting Common Stock sufficient to permit the exercise in full of this Warrant.

8. Transferability. This Warrant shall not be transferable by the Holder except to an Affiliate thereof. For purposes of this Warrant the term “Affiliate” means any entity that controls, is controlled by or is under common control with                     . Any attempted

assignment, transfer, pledge, hypothecation or other disposition of this Warrant in whole or in part contrary to the provisions hereof, or by the levy of any attachment or similar process upon this Warrant shall be void and of no force or effect.

9. No Rights or Liabilities as Shareholder. The Holder shall have no rights or any obligations or liabilities as a shareholder of the Bank with respect to any shares which may be purchased upon exercise of this Warrant unless and until a certificate representing such shares is duly issued and delivered to the Holder.

10. Merger or Consolidation of the Bank. In the event the Bank merges or consolidates with or into any other corporation or other business entity, or sells or otherwise transfers its property, assets, and business substantially in its entirely to a successor corporation or other business entity, there shall thereafter be deliverable upon any exercise of this Warrant the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of non-voting Common Stock which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such merger, consolidation, sale or transfer if this Warrant had been exercised in full immediately prior thereto.

11. Clerical Changes to Non-Voting Common Stock Warrant. The Bank may, without the consent of the Holder, make changes in this Warrant that are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake in this Warrant, add to the covenants and agreements that the Bank is required to observe, or result in the surrender of any right or power reserved or conferred upon the Bank in this Warrant, but which changes do not or will not adversely affect, alter, or change the rights, privileges or immunities of the Holder.

12. Governing Law. This Warrant is to be construed and enforced in accordance with and governed by the procedural provisions and substantive law of the State of Tennessee.

13. Miscellaneous.

(a) Except as provided herein, this Warrant may not be amended or otherwise modified unless evidenced in writing and signed by an authorized officer of the Bank and the Holder.

(b) All notices under this Warrant shall be mailed or delivered by hand to the parties at their respective addresses as recorded in the official stockholder records of the Bank or at such other address as the parties may from time to time provide to each other in writing.

IN WITNESS WHEREOF, the Bank has caused this Warrant to be issued in its corporate name by its duly appointed officer.

CapStar Bank

By:
Claire W. Tucker, President

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